Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES GAIN FROM

THE CLOSING OF THE DIRECT EDGE AND

INTERNATIONAL SECURITIES EXCHANGE TRANSACTION

JERSEY CITY, N.J. (December 23, 2008) – Knight Capital Group, Inc. (Nasdaq: NITE) today announced that, in conjunction with the close of the transaction between Direct Edge Holdings LLC and International Securities Exchange Holdings, Inc. (ISE), it sold approximately 0.9 million of its 2.8 million Direct Edge Holdings LLC units and its interest in ISE Stock Exchange to the ISE for cash of $47.5 million and will recognize a pre-tax gain, which is subject to adjustment pending finalization of Direct Edge Holding’s purchase accounting, of approximately $50 million in its fourth quarter 2008 financial results.

“Knight welcomes the International Securities Exchange as an additional strategic investor in Direct Edge,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group, Inc. “Direct Edge ECN is a vibrant, low-cost alternative trade destination which is fast becoming a major market center. The added operational capabilities from the transaction will accelerate Direct Edge’s efforts to attain exchange status for EDGA and EDGX.”

With the closing of the transaction, Knight’s ownership stake in Direct Edge Holdings will be 19.9 percent, down from approximately 38 percent.

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading capital markets firm that provides electronic and voice access to the global capital markets across multiple asset classes for buy-side, sell-side and corporate clients. In Global Markets, we provide market access and trade execution services in nearly every U.S. equity security and a large number of international securities, fixed income, foreign exchange, futures and options. In Asset Management, Knight owns a 51 percent stake in Deephaven Holdings with Deephaven Partners controlling the remaining 49 percent as of February 1, 2008. Deephaven (www.deephavenfunds.com) is a global, multi-strategy alternative investment manager serving institutions and private clients. More information about Knight can be found at www.knight.com.

Certain statements contained herein, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the costs, integration, performance and operation of businesses recently acquired, or that may be acquired in the future, by the Company, and risks associated with the unprecedented current market conditions and the resulting volatility, credit tightening and counterparty risk, as well as the negative effect on performance and assets under management in our Asset Management business and the suspension of redemptions and withdrawals announced in the Form 8-K filed by the Company on October 30, 2008. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007 and Quarterly Report on Form 10-Q for the three months ended September 30, 2008, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Director,	Vice President,
Communications, Marketing	Media Relations	Corporate Communications
& Investor Relations	201-356-1523 or	201-356-1529 or
201-557-6954 or	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com